================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1997

To Our Stockholders:

     The Annual Meeting of Stockholders of Bally Total Fitness Holding Corporation (the "Company") will be held at 9:00 a.m. (local time) on November 21, 1997 at the Company's fitness center located at 3970 North Milwaukee Avenue (intersection of Milwaukee Avenue, Irving Park Road and Cicero Avenue), Chicago, Illinois 60641 to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of two directors of Class I for three-year terms expiring in 2000;

          2. The approval of an amendment to the Company's 1996 Long-Term Incentive Plan to increase the number of shares available for grant under such plan; and

          3. Such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on October 8, 1997 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The transfer books will not be closed.

     The Board of Directors of the Company desires to have the maximum representation at the meeting and respectfully requests that you execute, date and return promptly the enclosed proxy card in the postage-paid envelope provided. In order to attend the meeting, you must bring the enclosed entrance pass with you. No one will be admitted to the meeting without the entrance pass.

                                          By Order of the Board of Directors,

                                          Cary A. Gaan, Secretary

Chicago, Illinois
October 17, 1997

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

             PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
               PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 1997

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Bally Total Fitness Holding Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on November 21, 1997 at the Company's fitness center located at 3970 North Milwaukee Avenue (intersection of Milwaukee Avenue, Irving Park Road and Cicero Avenue), Chicago, Illinois 60641 (the "Annual Meeting") or at any postponement or adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 17, 1997.

     The proxy is solicited on behalf of the Board of Directors of the Company. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either by delivering notice in writing to the Secretary of the Company or by appearing and voting in person at the Annual Meeting. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted:

        1. For the election of the nominees for director;

        2. For the approval of an amendment to the Company's 1996 Long-Term Incentive Plan to increase the number of shares available for grant under such plan; and

        3. In the discretion of the proxy holder with respect to such other business as may properly come before the meeting or any adjournment thereof.

     At the Annual Meeting, the results of stockholder voting will be tabulated by LaSalle National Bank, the independent inspector of election appointed by the Company for the Annual Meeting.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on October 8, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date, there were 20,548,547 shares of Company common stock, par value $.01 per share (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Shares of Common Stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of a majority of stockholders is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the nominees for director and to approve the amendment to increase the number of shares available for grant under the Company's 1996 Long-Term Incentive Plan. Abstentions and broker non-votes will be included in determining the number of shares of Common Stock present at the Annual Meeting but will not be included in determining the number of votes cast and, as a result, will not be considered in determining the outcome of the vote.

                  ELECTION OF DIRECTORS AND SECURITY OWNERSHIP

     At the Annual Meeting, two directors of Class I are to be elected to serve for three-year terms expiring in 2000 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors of Class I. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the two nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the Annual Meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.

     Information with respect to the nominees for election as director and the continuing directors, as well as information regarding security ownership of certain named executive officers, furnished in part by each such person, is as follows:

NOMINEES

                                    CLASS I

                             TERM EXPIRING IN 2000

                                                                         NUMBER OF SHARES OF
                                                                            COMMON STOCK
                                                                        BENEFICIALLY OWNED AS     PERCENT
         NAME, AGE, PRINCIPAL OCCUPATION             HAS SERVED AS      OF SEPTEMBER 30, 1997     OF CLASS
           AND ADDITIONAL INFORMATION                DIRECTOR SINCE            (1)(2)              (1)(2)
-------------------------------------------------    --------------     ---------------------     --------
Aubrey C. Lewis, 62                                    1995                       1,667                *
  Vice President of Woolworth Corporation (a
  global retailer). Mr. Lewis is also a director
  of the United States Naval Academy Foundation,
  the University of Notre Dame, the Port
  Authority of New York and New Jersey, the New
  Jersey State Chamber of Commerce and the
  Y.M.C.A. of Chinatown in New York City.
Liza M. Walsh, 39                                      1995                       2,667                *
  Partner at the law firm of Connell, Foley &
  Geiser, concentrating in commercial litigation.
  Ms. Walsh is also an Arbitrator for the United
  States District Court for the District of New
  Jersey.

CONTINUING DIRECTORS

                                    CLASS II

                             TERM EXPIRING IN 1998

                                                                         NUMBER OF SHARES OF
                                                                            COMMON STOCK
                                                                        BENEFICIALLY OWNED AS     PERCENT
         NAME, AGE, PRINCIPAL OCCUPATION             HAS SERVED AS      OF SEPTEMBER 30, 1997     OF CLASS
           AND ADDITIONAL INFORMATION                DIRECTOR SINCE            (1)(2)              (1)(2)
-------------------------------------------------    --------------     ---------------------     --------
Lee S. Hillman, 41                                     1992                     985,201              4.6%
  President and Chief Executive Officer of the
  Company.
James F. Mc Anally, M.D., 48                           1995                       3,667                *
  Private practitioner who specializes in
  hypertension and kidney disease. Dr. Mc Anally
  is also the Medical Director of Nephrology
  Services at Elizabeth General Medical Center in
  Elizabeth, New Jersey and the Chief of
  Nephrology at St. Elizabeth's Hospital in
  Elizabeth, New Jersey.

                                   CLASS III

                             TERM EXPIRING IN 1999

                                                                         NUMBER OF SHARES OF
                                                                            COMMON STOCK
                                                                        BENEFICIALLY OWNED AS     PERCENT
         NAME, AGE, PRINCIPAL OCCUPATION             HAS SERVED AS      OF SEPTEMBER 30, 1997     OF CLASS
           AND ADDITIONAL INFORMATION                DIRECTOR SINCE            (1)(2)              (1)(2)
-------------------------------------------------    --------------     ---------------------     --------
Arthur M. Goldberg, 55                                 1990                   2,591,179             11.4%
  Chairman of the Board of Directors of the
  Company. Mr. Goldberg also serves as Executive
  Vice President, President -- Gaming Division
  and a director of Hilton Hotels Corporation (an
  operator of full-service hotels and
  hotel-casinos), Chairman of the Board of
  Directors and Chief Executive Officer of
  Bally's Grand, Inc. (a casino hotel resort
  operator) and Chairman of the Board of
  Directors, President and Chief Executive
  Officer of Di Giorgio Corporation and a
  director of White Rose Foods, Inc. (food
  distributors). Mr. Goldberg is also a director
  of First Union Corporation (a financial
  services company), a director of Continucare
  Corporation (a manager of outpatient
  rehabilitation programs) and Managing Partner
  of Arveron Investments L.P. (an investment
  partnership).
J. Kenneth Looloian, 75                                1995                       4,167                *
  Executive Vice President of Di Giorgio
  Corporation. Mr. Looloian is also a director of
  Bally's Grand, Inc.

EXECUTIVE OFFICERS

                                                                    NUMBER OF SHARES OF
                                                                       COMMON STOCK
                                                                   BENEFICIALLY OWNED AS     PERCENT
                                                                   OF SEPTEMBER 30, 1997     OF CLASS
                 NAME AND PRINCIPAL OCCUPATION                            (1)(2)              (1)(2)
---------------------------------------------------------------    ---------------------     --------
John W. Dwyer                                                               81,587                *
  Senior Vice President, Chief Financial Officer and Treasurer
Cary A. Gaan                                                                71,937                *
  Senior Vice President, Secretary and General Counsel
Harold Morgan                                                               75,088                *
  Senior Vice President, Human Resources
John H. Wildman                                                             82,500                *
  Senior Vice President, Sales and Marketing
All directors and executive officers as a group, 11 people (3)           3,908,744             16.6%

---------------

* Less than 1%

(1) Includes, in certain instances, shares of Common Stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing the director's or executive officer's home, and in the case of Mr. Goldberg, shares held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, the reporting of which is required by applicable rules of the Securities and Exchange Commission (the "Commission"), but as to which shares of Common Stock the director or executive officer may have disclaimed beneficial ownership.

(2) Includes the following numbers of shares of Common Stock that the following persons have or had, within 60 days after September 30, 1997, the right to acquire upon the exercise of warrants and stock options: Mr. Lewis, 1,667; Ms. Walsh, 1,667; Mr. Hillman, 785,701; Dr. Mc Anally, 1,667; Mr. Goldberg, 2,207,104; Mr. Looloian, 1,667; Mr. Dwyer, 11,667; Mr. Gaan, 11,667; Mr.
    Morgan, 11,667; Mr. Wildman, 15,000; and all executive officers and directors, including the foregoing, as a group, 3,057,808.

(3) Excludes Michael G. Lucci, Sr., whose employment with the Company as President and Chief Operating Officer terminated on October 7, 1996. See "Arrangement with Mr. Lucci." Also excludes David M. Tolmie, whose employment with the Company as Senior Vice President, New Business Development terminated on September 12, 1997.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during 1996. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which the director served during 1996.

     The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during 1996 are set forth below.

EXECUTIVE COMMITTEE

     The current members of the Executive Committee are Mr. Goldberg, Chairman, Dr. Mc Anally and Ms. Walsh. The Executive Committee is granted all the powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company when necessary between meetings of the Board of Directors. The Executive Committee did not hold any meetings during 1996.

AUDIT COMMITTEE

     The current members of the Audit Committee are Mr. Looloian, Chairman, Mr. Lewis and Dr. Mc Anally. The general functions of the Audit Committee include
(i) selecting the independent auditors (or recommending such action to the Board of Directors), (ii) evaluating the performance of the independent auditors and their fees for services, (iii) reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, (iv) consulting with management, the internal auditors and the independent auditors as to the systems of internal accounting controls, and
(v) reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The Audit Committee held four meetings during 1996.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Ms. Walsh, Chairman, Mr. Lewis and Dr. Mc Anally. The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the Company's executive officers, (ii) review and approve the annual salary plans,
(iii) review management organization and development, (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (v) administer the Incentive Plan (as defined herein), the Bonus Plan (as defined herein), the Company's 1996 Non-Employee Directors' Stock Option Plan and any other plans that may be established, and (vi) review and recommend for the approval of the Board of Directors the compensation of directors. The Compensation Committee held four meetings during 1996.

NOMINATING COMMITTEE

     The current members of the Nominating Committee are Mr. Goldberg, Chairman, Mr. Hillman and Mr. Lewis. The general functions of the Nominating Committee include recommending to the Board of Directors nominees for election as directors, consideration of the performance of incumbent directors in determining whether to nominate them for reelection and making recommendations with respect to the organization and size of the Board of Directors and its committees. The Nominating Committee did not hold any meetings during 1996.

     The Nominating Committee will consider nominees recommended by stockholders. Such a recommendation will be considered if submitted in writing addressed to the Company care of "Chairman, Nominating Committee," accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience, and should not represent any particular constituency, but rather the stockholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more committees of the Board of Directors.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are also employees of the Company do not receive any additional compensation for service on the Board of Directors or any committees of the Board of Directors. In 1996, members of the Board of Directors who were not employees of the Company received an annual retainer of $22,500 plus a $1,000 stipend for each Board of Directors meeting attended. Non-employee directors of the Company received additional stipends for service on committees of the Board of Directors of $500 per year for committee members and $1,000 per year for committee chairmen. Also in 1996, each of the non-employee directors of the Company was granted an option to purchase 5,000 shares of Common Stock under the Company's 1996 Non-Employee Directors' Stock Option Plan. These options have an exercise price of $4.78 per share (fair market value at the date of grant), are exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for each of the years indicated, the compensation paid by the Company to its Chief Executive Officers who served during 1996, the four other most highly compensated executive officers of the Company as of December 31, 1996, and its former President and Chief Operating Officer (collectively, the "Named Executive Officers"). During these years, the Named Executive Officers were compensated in accordance with the plans and policies of the Company. All reference to securities in the following table relates to awards of options to purchase Common Stock.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARDS
                                          -----------------------------------   ----------------------------------------
                                                                 OTHER ANNUAL    RESTRICTED    SECURITIES    ALL OTHER
                                                                 COMPENSATION   STOCK AWARDS   UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)      ($)(1)         ($)(2)      OPTIONS(#)       ($)
---------------------------------  ----   ---------   --------   ------------   ------------   ----------   ------------
Arthur M. Goldberg (3)             1996     22,500         --            --        962,500            --            --
  Chairman of the                  1995         --         --            --             --            --            --
  Board of Directors               1994         --         --            --             --            --            --

Lee S. Hillman (4)                 1996     34,000         --            --        721,875       150,000            --
  President and                    1995         --         --            --             --            --            --
  Chief Executive Officer          1994         --         --            --             --            --            --

John W. Dwyer (5)                  1996    170,600         --            --        288,750        35,000            --
  Senior Vice President,           1995         --         --            --             --            --            --
  Chief Financial Officer          1994         --         --            --             --            --            --
  and Treasurer

Cary A. Gaan                       1996    225,000     40,000            --        288,750        35,000        12,091(6)
  Senior Vice President,           1995    225,000     70,000            --             --            --        40,263
  Secretary and General Counsel    1994    225,000     93,000            --             --            --         8,788

John H. Wildman                    1996    200,000     40,000            --        288,750        45,000            --
  Senior Vice President,           1995    175,000     70,400            --             --            --            --
  Sales and Marketing              1994    175,000     98,000            --             --            --            --

David M. Tolmie (7)                1996    224,400     40,000            --        288,750        35,000(7)      1,000(8)
  Former Senior Vice President,    1995    186,800     70,000       122,880(9)          --            --            --
  New Business Development         1994         --         --            --             --            --            --

Michael G. Lucci, Sr. (10)         1996    394,200         --        56,714(11)    721,875(10)   150,000(10)    836,539(12)
  Former President and             1995    500,000         --        95,558             --            --        57,811
  Chief Operating Officer          1994    500,000         --            --             --            --        17,308

---------------

 (1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1996 are not described herein because the incremental cost to the Company of such benefits is below the Commission disclosure threshold.

 (2) Such value was determined by the closing price of the Common Stock at the date of grant. Restrictions generally lapse based upon the market price of the Common Stock reaching certain targeted stock prices unless less than half of such shares awarded vest within two years after the date of grant, at which time a number of shares will vest so that the total number of vested shares equals 50% of the original grants. In addition, a recipient of these restricted stock awards will receive a cash payment from the Company upon the lapse of restrictions in an amount sufficient to insure that the recipient will receive the Common Stock net of all taxes imposed upon the recipient because of the receipt of such Common Stock and cash payment. The number of shares of restricted stock awarded to Messrs. Goldberg, Hillman, Dwyer, Gaan, Tolmie and Wildman was 200,000, 150,000, 60,000, 60,000, 60,000 and 60,000, respectively, and the value of such restricted stock as determined by the closing price of the Common Stock as of December 31, 1996 was $1,587,500, $1,190,625, $476,250, $476,250,
     $476,250 and $476,250, respectively.

 (3) Mr. Goldberg also served as Chief Executive Officer of the Company through October 7, 1996. For serving in such capacities, Mr. Goldberg received an annual base salary of $22,500 pursuant to his employment agreement with the Company. In addition, Mr. Goldberg served as Chairman of the Board of Directors, President and Chief Executive Officer of Bally Entertainment Corporation ("Entertainment") until December 18, 1996, when Entertainment merged with and into Hilton Hotels Corporation. For serving in such capacities, Mr. Goldberg received compensa-tion from Entertainment and was awarded non-qualified options to purchase shares of Entertainment common stock during 1996, 1995 and 1994. The compensation paid to Mr. Goldberg by Entertainment for the years covered was for services rendered to Entertainment and all of its subsidiaries. The Company was a wholly owned subsidiary of Entertainment until Entertainment spun off the Company (the "Spin-off") to its stockholders on January 9, 1996.

 (4) Mr. Hillman served as Executive Vice President and Treasurer of the Company through October 7, 1996, when he became President and Chief Executive Officer of the Company. For serving in such capacities, Mr. Hillman received (i) an annual base salary of $22,500 through December 18, 1996 pursuant to his former employment agreement with the Company and (ii) an annual base salary of $375,000 from December 19, 1996 pursuant to an employment arrangement with the Company. In addition, Mr. Hillman served as Executive Vice President, Chief Financial Officer and Treasurer of Entertainment until December 18, 1996. For serving in such capacities, Mr. Hillman received compensation from Entertainment and was awarded non-qualified options to purchase shares of Entertainment common stock during 1996, 1995 and 1994. The compensation paid to Mr. Hillman by Entertainment for the years covered was for services rendered to Entertainment and all of its subsidiaries.

 (5) Mr. Dwyer also served as Vice President and Corporate Controller of Entertainment until December 18, 1996. For serving in such capacities, Mr. Dwyer received compensation from Entertainment and was awarded non-qualified options to purchase shares of Entertainment common stock during 1996, 1995 and 1994. Pursuant to the Transitional Services Agreement with Entertainment arising from the Spin-off, 75% of Mr. Dwyer's salary was allocated to the Company through December 18, 1996, at which time the Company began paying all of Mr. Dwyer's salary.

 (6) Represents amounts matched by the Company in connection with Mr. Gaan's participation in the Company's savings plans.

 (7) Mr. Tolmie served as Senior Vice President, New Business Development of the Company through September 12, 1997, when he resigned as an officer and employee of the Company. At that time, Mr. Tolmie's vested options (11,667 shares) were exercised and his unexercisable options (23,333 shares) were forfeited.

 (8) Represents amount matched by the Company in connection with Mr. Tolmie's participation in one of the Company's savings plans.

 (9) Represents amounts paid by the Company in connection with Mr. Tolmie's relocation.

(10) Mr. Lucci served as President and Chief Operating Officer of the Company through October 7, 1996, when he resigned as an officer and employee of the Company. At that time, Mr. Lucci's restricted stock awards and options were forfeited. See "Arrangement with Mr. Lucci."

(11) This total represents (i) $45,176 paid by the Company with respect to Mr. Lucci's accommodations in Chicago and (ii) other perquisites totaling $11,538.

(12) This total represents (i) $67,308 for salary continuation after Mr. Lucci's October 7, 1996 resignation and (ii) $769,231 to be paid pursuant to a Severance Agreement and Complete Release dated January 14, 1997 between Mr. Lucci and the Company. See "Arrangement with Mr. Lucci."

EMPLOYMENT AGREEMENTS

     Mr. Goldberg and the Company entered into an employment agreement effective as of January 9, 1996. The employment agreement provides for a term of three years with an annual base salary of $22,500 and a bonus payable at the discretion of the Company. Mr. Goldberg will also be entitled to receive a bonus in an amount to be determined by the Company if certain extraordinary events occur, such as a public offering of securities of the Company, a sale of all or substantially all of the assets of the Company or a merger which reflects a value for the Company in excess of the value reflected in trading of the Common Stock during the first month following the Spin-off. Pursuant to the employment agreement, Mr. Goldberg was granted 200,000 shares of restricted stock in January 1996, which shares fully vested in August 1997. The employment agreement provides that the Company will also make an excise tax cash gross-up payment to Mr. Goldberg to the extent that any acceleration of the vesting of the restricted stock upon a "change in control" of the Company would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"). The employment agreement provides that Mr. Goldberg will devote approximately 10% of regular working hours to the Company.

     Mr. Hillman and the Company reached an agreement with respect to his employment effective as of October 7, 1996. The agreement is for a term through December 31, 1999 and provides for a base salary of $375,000 (effective December 19, 1996), participation in any Company bonus plan and a bonus payable at the discretion of the Company. In the event a change in control of the Company occurs and Mr. Hillman is asked to leave the employ of the Company or, absent cause, Mr. Hillman elects to terminate his employment because he has been constructively terminated, Mr. Hillman will be entitled to receive a lump sum payment equal to 36 months base salary and two times the average of bonuses, if any, paid to Mr. Hillman by the Company for the three prior years. If a change in control of the Company were to occur on September 30, 1997 and Mr. Hillman were asked to leave the employ of the Company or, absent cause, constructively terminated, Mr. Hillman would be entitled to a payment of approximately $1,125,000 under his employment arrangement. Additionally, if a change in control of the Company were to occur on September 30, 1997, Mr. Hillman could elect, at his option, to terminate his employment arrangement and receive a lump sum of six months salary ($187,500).

     Mr. Dwyer, the Company and Entertainment entered into an employment agreement effective as of January 1, 1996 for an initial term of three years, after which the agreement will continue from year to year unless terminated by any party in his or its sole discretion on 90 days' notice given prior to the expiration of the term. Effective December 19, 1996, Entertainment's obligations under this employment agreement terminated. The agreement provides for an annual base salary of $225,000 and a bonus payable at the discretion of the Company.

     Mr. Gaan and the Company entered into an employment agreement effective as of March 20, 1997 for an initial term of three years, after which the agreement will continue from year to year unless terminated by either party in its discretion on six months' notice given prior to the expiration of the term. The agreement provides for a base salary of $225,000 per year and a bonus payable at the discretion of the Company. In the event of a change in control of the Company and Mr. Gaan were asked to leave the Company or, absent cause, Mr. Gaan elects to terminate his employment because he has been constructively terminated, Mr. Gaan will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greater of the average of the bonuses, if any, paid by the Company to Mr. Gaan for the three prior years and the bonus, if any, for the prior year. If a change in control of the Company were to occur on September 30, 1997 and Mr. Gaan were asked to leave the employ of the Company, Mr. Gaan would be entitled to a payment of $742,700 under his employment agreement.

     Mr. Wildman and the Company entered into an employment agreement effective as of October 7, 1996 for an initial term of two years, after which the agreement will continue from year to year unless terminated by either party in his or its sole discretion on 60 days' notice given prior to the expiration of the term. The agreement provides for an annual base salary of $200,000 and a bonus payable at the discretion of the Company, which shall not be less than $40,000. In the event of a change in control of the Company and the successor in control, without cause, terminates the agreement, Mr. Wildman will be paid a lump sum equal to 12 months base salary or an amount equal to his base salary for the balance of the two-year term, whichever is greater, and the greater of the average of the bonuses, if any, paid by the Company to Mr. Wildman for the two prior years and the bonus, if any, for the prior year. For purposes of the agreement, if Mr. Wildman is constructively terminated by the successor in control, the successor in control shall be deemed to have terminated Mr. Wildman without cause. If a change in control of the Company were to occur on September 30, 1997 and Mr. Wildman were asked to leave the employ of the Company, Mr. Wildman would be entitled to a payment of $259,000 under his employment agreement.

ARRANGEMENT WITH MR. LUCCI

     Mr. Lucci's employment with the Company terminated effective October 7, 1996 and in connection therewith, Mr. Lucci and the Company entered into a Severance Agreement and Complete Release dated January 14, 1997 (the "Severance Agreement"). Pursuant to the terms of the Severance Agreement, Mr. Lucci is entitled to $750,000, less applicable tax withholdings, to be paid out in 18 monthly installments commencing January 21, 1997. In addition, Mr. Lucci received a payment of $19,231, less applicable tax withholdings. The Severance Agreement also entitled Mr. Lucci to continued use of an office in the Company's Southfield, Michigan facility and use of the services of his secretary through April 14, 1997, subject to certain conditions as set forth in the Severance Agreement.

MANAGEMENT RETIREMENT SAVINGS PLAN

     The Board of Directors has adopted the Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the "Retirement Plan"). The Retirement Plan is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Retirement Plan is intended to be an unfunded "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is maintained by the Company. The Retirement Plan is not intended to be qualified under the Code. The Board of Directors, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Retirement Plan.

     Effective as of January 1, 1997, the amount of compensation that may be deferred is limited pursuant to a schedule based upon the age of the participant at the beginning of or during the compensation year. For participants who are less than 50 years of age, a maximum of 25% of compensation may be deferred; for those who are 50 to 54 years of age, a maximum of 50% of compensation may be deferred; for those who are 55 to 59 years of age, a maximum of 75% of compensation may be deferred; and for those participants who are 60 years of age or older, a maximum of 100% of compensation may be deferred. During 1996, the Company provided a matching contribution to its Retirement Plan as follows: 50% of the first 15% of eligible compensation the participant defers and 0% thereafter. Effective January 1, 1997, the Retirement Plan was amended so that the Company provides a matching contribution of 50% of the first 10% of eligible compensation the participant defers and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a "Year of Deferral" is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant generally may elect to receive his benefits under the Retirement Plan in a lump sum or in installments over a period of as much as ten years. As soon as possible (but not later than five business days) after a change in control of the Company, as defined in the Retirement Plan, all of the participants' accounts will become 100% vested.

     For 1996, the Company contributed $306,396 to the accounts of all participants in the Retirement Plan, of which $25,330 was allocated to the accounts of all executive officers of the Company as a group. Named Executive Officers receiving allocations are as follows: Mr. Gaan $11,091.

1997 BONUS PLAN

     In February 1997, the Compensation Committee of the Board of Directors adopted the Bally Total Fitness Holding Corporation 1997 Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to provide an additional performance incentive for certain senior management and other key employees of the Company for 1997, 1998 and 1999 (the "Plan Years"). The Compensation Committee, based upon the recommendation of the Company's management, identifies those employees who may participate in the Bonus Plan.

     Two pools of participants are designated, with Pool One limited to the Company's senior executive management and senior administrative directors and Pool Two limited to the Company's senior area management. The bonuses for each of the pools of participants are based on increases in the Company's earnings for a Plan Year before interest, taxes, depreciation and amortization ("EBITDA") from the immediately preceding year (without giving effect, for Plan Year 1997, to the recent restatement of the Company's consolidated financial statements). Pool One and Pool Two receive allocations of 10% and 6% of the EBITDA increases for a Plan Year, respectively. Each participant in a pool has a determined participation percentage of the amount allocated to the respective pool, which is based upon the participant's responsibilities and contributions for the Plan Year. The participation percentages are designated by the Compensation Committee and are awarded in a manner such that the sum of the participation percentages relating to each pool will not exceed 100% of that pool. Each participant's share of the bonus amount for a Plan Year will equal the individual's participation percentage for the Plan Year multiplied by the amount allocated to the respective pool for such Plan Year. The bonus amounts are payable by March 15th of the calendar year following the Plan Year as follows: Plan Year 1997 bonus -- 50% of the bonus for 1997 to be paid by March 15, 1998; Plan Year 1998 bonus -- 50% of the bonus for 1997 and 50% of the bonus for 1998 to be paid by March 15, 1999; and Plan Year 1999 bonus -- 50% of the bonus for 1998 and 100% of the bonus for 1999 to be paid by March 15, 2000. To the extent that the Company's federal income tax deduction for remuneration to a participant is limited by Section 162(m) of the Code, payments under the Bonus Plan are deferred (with interest) until Section 162(m) no longer limits the deduction.

     The determination of the participants and their participation percentages by the Compensation Committee remains in effect until participation ceases. A person ceases to be a participant immediately upon termination of employment with the Company for any reason whatsoever. A person who ceases to be a participant forfeits entitlement to future payments hereunder, other than amounts deferred because of the Section 162(m) limitation.

STOCK OPTION AND SAR GRANTS

     The following table sets forth certain information regarding options to purchase Common Stock granted to the Named Executive Officers during 1996.

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                          -------------------------------------------------------------     ANNUAL RATES OF STOCK
                           NUMBER OF       PERCENT OF                                        PRICE APPRECIATION
                          SECURITIES      TOTAL OPTIONS                                              FOR
                          UNDERLYING       GRANTED TO                                          OPTION TERM (2)
                            OPTIONS       EMPLOYEES IN        EXERCISE       EXPIRATION     ---------------------
         NAME             GRANTED (#)      FISCAL YEAR      PRICE ($/SH)        DATE        5% ($)       10% ($)
----------------------    -----------     -------------     ------------     ----------     -------     ---------
Arthur M. Goldberg               --             --                 --                --          --            --
Lee S. Hillman              150,000            9.4              5.125          11/19/06     483,463     1,225,190
John W. Dwyer                35,000(3)         2.2              4.125           2/28/06      90,797       230,097
Cary A. Gaan                 35,000(3)         2.2              4.125           2/28/06      90,797       230,097
John H. Wildman              45,000(3)         2.8              4.125           2/28/06     116,739       295,838
David M. Tolmie              35,000(3)(4)      2.2              4.125           2/28/06      90,797       230,097
Michael G. Lucci, Sr.       150,000(5)         9.4              4.125           2/28/06     389,129       986,128

---------------

(1) There have been no SARs granted by the Company to date.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1996 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. These rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options. For example, in order for the individual named above who received options with an exercise price of $5.125 per share to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Common Stock would have to be approximately $8.35 and $13.29, respectively.

(3) As a result of the price of the Common Stock reaching a prescribed level (200% of the exercise price) in December 1996, vesting of these options has been accelerated so that one-third of the options granted may be exercised on the first anniversary of the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant. Each grant was made on the date which is ten years prior to the date of expiration set forth in the table.

(4) Mr. Tolmie's employment with the Company terminated on September 12, 1997, at which time his vested options (11,667 shares) were exercised and his unexercisable options (23,333 shares) were forfeited.

(5) Mr. Lucci's employment with the Company terminated on October 7, 1996, at which time all of his options were forfeited.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during 1996 by each of the Named Executive Officers and their stock options outstanding as of December 31, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                                 NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                      UNDERLYING              IN-THE-MONEY
                                                                     UNEXERCISED               OPTIONS AT
                                                                      OPTIONS AT           FISCAL YEAR-END($)
                                  SHARES                          FISCAL YEAR-END(#)               (2)
                                ACQUIRED ON                      --------------------     ---------------------
                                 EXERCISE          VALUE           EXERCISABLE(E)/           EXERCISABLE(E)/
            NAME                    (#)         REALIZED ($)       UNEXERCISABLE(U)         UNEXERCISABLE(U)
----------------------------    -----------     ------------     --------------------     ---------------------
Arthur M. Goldberg                   --              --                      --(E)                    --(E)
                                                                             --(U)                    --(U)
Lee S. Hillman                       --              --                       0(E)                     0(E)
                                                                        150,000(U)               421,875(U)
John W. Dwyer                        --              --                       0(E)                     0(E)
                                                                         35,000(U)               133,438(U)
Cary A. Gaan                         --              --                       0(E)                     0(E)
                                                                         35,000(U)               133,438(U)
John H. Wildman                      --              --                       0(E)                     0(E)
                                                                         45,000(U)               171,563(U)
David M. Tolmie                      --              --                       0(E)                     0(E)
                                                                         35,000(U)               133,438(U)
Michael G. Lucci, Sr.                --              --                      --(E)                    --(E)
                                                                             --(U)                    --(U)

---------------

(1) There have been no SARs granted by the Company to date.

(2) Value is based on the closing price of a share of Common Stock as of December 31, 1996 ($7.9375) minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company was a wholly owned subsidiary of Entertainment until the Spin-off in January 1996. Prior to the Spin-off and the formation of the Compensation Committee, the Company had entered into compensation arrangements with a number of its key executives, including its former Chief Executive Officer. Following the Spin-off and considering the Company's situation at that time (historical losses and a need to improve cash flows), the Compensation Committee determined that compensation which was tied to increasing stockholder value and improving cash flows was important to the Company. Consequently, the Compensation Committee made significant grants of stock awards and adopted the Bonus Plan (which is based on improvements in cash flow). Further, when hiring the Company's current Chief Executive Officer in October 1996, the Compensation Committee structured a compensation arrangement which paid what the Compensation Committee believed was competitive, but included a lower base salary than the former Chief Executive Officer received.

     It was the Compensation Committee's view upon the Spin-off, and it remains the view of the Compensation Committee today, that the use of stock options and other stock awards aligns the interests of the Company's officers and other key employees with those of the Company's stockholders. The objective of these awards is to provide incentive to management to advance the long-term interests of the Company and its stockholders. Stock options and other stock awards produce value to management as the price of the Common Stock appreciates, thereby directly linking the interests of management with those of the Company's stockholders.

     The Compensation Committee believes that the cumulative total return to the Company's stockholders since January 9, 1996 (the date the Spin-off was completed), which is set forth in the performance graph that follows, supports the success of the Company's approach to compensation.

                                          Compensation Committee,

                                          Liza M. Walsh, Chairman
                                          Aubrey C. Lewis
                                          James F. Mc Anally, M.D.

PERFORMANCE GRAPH

                     Comparison of Cumulative Total Return
                  from January 9, 1996 to September 30, 1997*
           Bally Total Fitness Holding Corporation, S&P 500 Index and
             Russell 2000 Consumer Discretionary and Services Index

      MEASUREMENT PERIOD
                                     BALLY          S&P 500      RUSSELL 2000
1/9/96                               100.0           100.0           100.0
12/31/96                             164.9           124.0           117.0
9/30/97                              358.4           160.5           147.0

---------------

* Assumes $100 invested in Bally Total Fitness Holding Corporation Common Stock, the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index on January 9, 1996, the date the Spin-off was completed. Total return for the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index assumes reinvestment of dividends; there were no dividends declared on Bally Total Fitness Holding Corporation Common Stock.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                         1996 LONG-TERM INCENTIVE PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment solely to increase the number of shares of Common Stock available for grant under the 1996 Long-Term Incentive Plan of Bally Total Fitness Holding Corporation (the "Incentive Plan") to an aggregate of 3,600,000 shares. The current number of shares of Common Stock which may be granted under the Incentive Plan is 2,100,000 shares, of which 53,403 shares remained available for grant as of September 30, 1997.

     The amendment increasing the number of shares of Common Stock available for grant has been proposed by the Board of Directors in the belief that the Incentive Plan is accomplishing its goal of providing additional incentive to persons who can contribute significantly to the success of the business of the Company and that the Company should be in a position to continue to make grants under the Incentive Plan. The Company anticipates making additional grants of stock options or other awards in the future, thus making it necessary to amend the Incentive Plan by increasing the number of shares available for grant under the Incentive Plan. As of September 30, 1997, the closing price of a share of Common Stock as reported on the NASDAQ National Market System ("NASDAQ") was $17 1/4.

DESCRIPTION OF THE INCENTIVE PLAN

     In January 1996, the Board of Directors of the Company adopted the Incentive Plan. The Incentive Plan is intended to encourage ownership of Common Stock by officers and other key employees of the Company, to encourage their continued employment with the Company and to provide them with additional incentives to promote the success of the Company.

     The Incentive Plan authorizes the grant to officers and key employees of awards ("Awards") consisting of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, non-qualified stock options and restricted stock awards. The Compensation Committee administers the Incentive Plan and has sole discretion to determine those employees to whom Awards are granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable; provided, however, that no employee may receive options, and/or restricted stock subject to performance-based vesting, to acquire more than 500,000 shares of Common Stock during any given year.

     The Compensation Committee may grant incentive stock options, non-qualified stock options, or a combination of the two. The exercise price of each incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. Under the Incentive Plan, fair market value is generally the closing price of the Common Stock on NASDAQ on the last business day prior to the date on which the value is to be determined. Unless the Compensation Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the Common Stock on the date the option is granted. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of the Company, or, if applicable, a parent or subsidiary of the Company, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

     Options granted will be exercisable for a term of not more than ten years from the date of grant. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the Common Stock with respect to which incentive stock options are first exercisable by such employee during any calendar year exceeds $100,000.

     Restricted stock awards are rights granted by the Compensation Committee to receive shares of Common Stock subject to forfeiture and other restrictions determined by the Compensation Committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by the Company and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Compensation Committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason other than death, disability or retirement on or after the employee's attainment of 65 years of age. Except as otherwise determined by the Compensation Committee, all restrictions shall lapse upon the earliest of the death, disability or retirement of the recipient employee on or after the employee's attainment of 65 years of age. Unless the Compensation Committee determines otherwise, one-third of the shares subject to a restricted stock award will vest on each anniversary of the date of grant. Certain grants of restricted stock awards will vest, in part or in whole, on the achievement of specified performance targets. The Compensation Committee granted 650,000 shares of restricted stock awards in 1996, which shares fully vested in August 1997 after the achievement of specified performance targets.

     The Company may make cash payments to an employee who receives an Award of restricted stock in an amount equal to the aggregate amount of federal, state and local income taxes which such employee would be required to pay as a result of (i) the receipt or vesting of shares of Common Stock pursuant to any Award of restricted stock and (ii) his receipt of any such cash payment. The recipients of the restricted stock awarded in 1996 received such a payment in August 1997.

     Awards granted under the Incentive Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. An Award will not be transferable, other than by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

     In the case of a change in control of the Company, the Board of Directors may, in its sole discretion, determine, on a case by case basis, taking into account the purposes of the Incentive Plan, that each Award granted under the Incentive Plan will terminate 90 days after the occurrence of such change in control, but, in the event of any such termination (i) an option holder will generally have the right, commencing at least five days prior to the change in control and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised and (ii) restricted stock awards will vest.

     The Incentive Plan will terminate on January 3, 2006, and Awards shall not be granted under the Incentive Plan after that date although the terms of any Award may be amended in accordance with the Incentive Plan at any date prior to the end of the term of such Award. Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

     The Incentive Plan may be amended by the Board of Directors, provided that stockholder approval may be necessary pursuant to Section 422 of the Code or Rule 16b-3 of the regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided further that no amendment may impair any rights of any holder of an Award previously granted under the Incentive Plan without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES -- NON-QUALIFIED STOCK OPTIONS

     The issuance of a non-qualified stock option under the Incentive Plan will not result in any taxable income to the recipient employee or a tax deduction to the Company at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient employee will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price.

     Generally, under the Section 16 regulations, a person subject to Section 16 (a "Section 16 person") may exercise an option and sell the underlying stock immediately without being subject to suit under the "short swing profit" provisions as long as such person has held the option and/or the underlying stock for an aggregate of six months. Generally, if the Section 16 person exercises a stock option within the first six months following the date of grant, then (except in certain cases involving death or incompetence) taxation will be deferred, and the amount of income will generally be measured six months following the date of grant (unless the person elects to be taxed on the date of exercise) because the sale of the underlying stock before this date would subject the Section 16 person to suit under the "short swing profit" provisions.

     The Company is entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES -- INCENTIVE STOCK OPTIONS

     Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee, and if the recipient employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the Common Stock on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the employee receives his shares of Common Stock pursuant to the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

     If the shares of Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of
(i) the difference between the option price and the fair market value of such shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income, and the Company would be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit," unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale. See "Federal Income Tax Consequences -- Non-Qualified Stock Options" for a discussion of options and Section 16.

FEDERAL INCOME TAX CONSEQUENCES -- RESTRICTED STOCK AWARDS

     Generally, an employee to whom a restricted stock award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible for federal income tax purposes by the Company. For tax purposes, in addition to other restrictions, the Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the employee to suit under the "short swing profit" provisions of Section 16. Alternatively, if the recipient of a restricted stock or stock bonus award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restriction) on such date, over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible by the Company. In the event of the forfeiture of the Common Stock included in a restricted stock award, the employee will not be entitled to any deduction except to the extent the employee paid for such Common Stock. Upon a sale of the Common Stock included in the restricted stock award, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of Common Stock.

     Under Section 16, the grant of a restricted stock award pursuant to the Incentive Plan will generally be exempt from the "short swing profit" provisions only if the Common Stock is held at least six months prior to its sale. Therefore, the taxation of a restricted stock award to a Section 16 person will generally be deferred for such six-month period unless the Section 16 person elects to be taxed immediately. The vesting of restricted stock is exempt for
Section 16 purposes.

FEDERAL INCOME TAX CONSEQUENCES -- CASH GROSS-UP PAYMENTS

     Any cash payment received in conjunction with an Award of restricted stock under the Incentive Plan will be taxed to the employee as ordinary income at the time he receives it, and the Company will be entitled, subject to the limitations of Sections 280G and 162(m) of the Code, to a corresponding tax deduction at such time.

     THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE INCENTIVE PLAN.

                          TRANSACTIONS WITH MANAGEMENT

     A partnership in which Messrs. Goldberg and Lucci are each 20% limited partners purchased a facility in Texas from the Federal Deposit Insurance Corporation. The Company leases this facility for one of its fitness centers. The rent did not change as a result of this transfer pursuant to the lease for this facility. Rent is approximately $805,000 per year and is subject to additional 15% increases at five- and ten-year intervals. The proportionate share of the 1996 rent payments for each of Messrs. Goldberg and Lucci was approximately $160,000. Mr. Lucci has other interests in real estate, or entities owning real estate, that are leased to the Company for fitness centers. Mr. Lucci's interests range from approximately 17% to 25% in four locations. These arrangements were created prior to Entertainment's acquisition of the Company. The Company believes that the terms of these leases are at least as favorable to the Company as those which could be obtained from unrelated parties. In 1996, payments by the Company under these leases totalled approximately $1,197,000, of which $260,000 constituted Mr. Lucci's proportionate share. During 1996, the Company paid approximately $451,000 for goods and services from a company which employed a relative of Mr. Hillman. Based on the Company's receipt of competitive bids for similar items, the Company believes that the terms of these arrangements are at least as favorable to the Company as those which could be obtained from unrelated parties.

                                    AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of Ernst & Young LLP as the Company's independent auditors for 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     In addition to the matters described above, there will be a brief presentation by the President and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions.

     Management knows of no other business to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any director, executive officer, beneficial owner of more than ten percent of Common Stock or any other person subject to Section 16 of the Exchange Act that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of forms submitted to the Company, the Company believes that during 1996 all such filing requirements were complied with by its directors and executive officers except for late filings of Form 4's for Mr. Gaan and Mr. Morgan for shares of Common Stock received upon the Spin-off and a Form 3 for Mr. Wildman upon his becoming an executive officer of the Company.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company. The Company has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist in the soliciting of proxies and will pay that firm a fee of $7,500, plus out-of-pocket expenses for such services. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of Common Stock.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     The Company expects to have its next Annual Meeting of Stockholders before June 30, 1998. Accordingly, stockholder proposals for inclusion in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before March 15, 1998. Stockholder proposals should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                 ANNUAL REPORT

     A copy of the Company's 1996 Annual Report, which contains the consolidated financial statements of the Company, accompanies this Proxy Statement. The Company will provide to any stockholder as of the Record Date who so requests in writing, copies of its Form 10-K and Form 10-K/A and, if specifically requested, the exhibits and financial statement schedules thereto. Requests for such copies should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                          By Order of the Board of Directors,

                                          Cary A. Gaan, Secretary

Chicago, Illinois
October 17, 1997

                        PLEASE EXECUTE, DATE AND RETURN
                      PROMPTLY THE ENCLOSED PROXY CARD IN
                      THE POSTAGE-PAID ENVELOPE PROVIDED.

                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

PROXY                                                                      PROXY

                    BALLY TOTAL FITNESS HOLDING CORPORATION
              8700 West Bryn Mawr Avenue, Chicago, Illinois 60631

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lee S. Hillman and Cary A. Gaan, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Bally Total Fitness Holding Corporation (the "Company") to be held at 9:00 a.m. (local time) on November 21, 1997 at the Company's fitness center located at 3970 North Milwaukee Avenue (intersection of Milwaukee Avenue, Irving Park Road and Cicero Avenue), Chicago, Illinois 60641 or at any adjournment(s) thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS NUMBER (1) AND (2).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER (1) AND (2). SEE REVERSE SIDE.

                                                   (Comments/Change of Address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side)

 ................................................................................



                  *           FOLD AND DETACH HERE            *

              ENTRANCE PASS -- 1997 ANNUAL MEETING OF STOCKHOLDERS

              THIS IS AN ENTRANCE PASS FOR THE 1997 ANNUAL MEETING
          OF STOCKHOLDERS OF BALLY TOTAL FITNESS HOLDING CORPORATION.
   IN ORDER TO ATTEND THE ANNUAL MEETING, YOU MUST BRING THIS PASS WITH YOU.

                                              BALLY TOTAL FITNESS HOLDING CORPORATION
                            PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. //

                                        FOR   WITHHELD  FOR ALL
                                        ALL     ALL     EXCEPT                                                 FOR  AGAINST  ABSTAIN

1. Election of Class I Directors for    / /    / /       / /     2. Approval of an amendment to the Company's  / /    / /      / /
   three-year terms expiring in 2000.                               1996 Long-Term Incentive Plan to increase
                                                                    the number of shares available for grant
                                                                    under such plan.
 Director Nominees:
 ------------------                                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE
   Aubrey C. Lewis                                                  AMENDMENT.
   Liza M. Walsh
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
THE ABOVE NOMINEES.

----------------------------------------                         3. In their discretion on all other matters that may properly
 Nominee Exception                                                  come before the meeting.


                                                      Comments/                            Date:                    , 1997
                                                        Change     /  /                          -------------------
                                                         of
                                                       Address
                                                                                           ------------------------------
                                                                                           Signature(s)

                                                                                           ------------------------------
                                                                                           Signature(s)

                                                                                           Note: Please sign as name
                                                                                           appears hereon. Joint owners
                                                                                           should each sign. When signing
                                                                                           as attorney, executor,
                                                                                           administrator, trustee, or
                                                                                           guardian, please give full
                                                                                           title as such.

----------------------------------------------------------------------------------------------------------------------------------
                                                *      FOLD AND DETACH HERE      *

                                 PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN
                                  THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.
